UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2023

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On January 18, 2023, Body and Mind Inc. (the “Company” or “BaM”) issued a news release announcing its financial results for the fiscal year ended July 31, 2022.  The information regarding the financial results for the fiscal year ended July 31, 2022 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On January 18, 2023, the Company issued a news release to announce financial results for the fiscal year ended July 31, 2022 and to provide shareholders with an operational update.  All financial information is provided in U.S. dollars unless otherwise indicated.

FY 2022 Summary & Comparison to FY 2021

	FY 2022	FY 2021
Revenue	$31.6	$26.9
Net Income/(Loss)	($28.2)	($2.0)
Adjusted EBITDA*	($1.4)	$3.9

FY 2022 Highlights:

•	Announced two Illinois retail license wins. (See the Company’s July 27, 2022 press release for further details.)
•	Completed acquisitions of The Reef dispensary in Seaside, California and the Body and Mind-branded dispensary near Cleveland, Ohio.
•	Commenced Ohio processing operations to bring Body and Mind branded products to the Ohio medical cannabis market.

Subsequent to the end of FY 2022:

•

Closed a $3 million unsecured convertible debt financing with Bengal Capital and Mindset Capital, two experienced cannabis-focused funds, and announced that Bengal Capital partner Josh Rosen would be joining the Company’s Board of Directors.

•

Closed a merger with CraftedPlants NJ, an entity that leases a New Jersey retail location with local cannabis-use approval for a retail location and is currently working on attaining final state licensure in New Jersey, with nearly all merger consideration tied to attainment of specific licensing and operational milestones. (See the Company’s December 22, 2022 press release for further details.)

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Management Commentary

“As we report the highest annual revenue in BaM’s history, we are excited and focused on the next stage of our development. Specifically, as we start calendar 2023, we are focused on the following priorities:

1.

Augmenting Core Accounting Team: As cannabis operators first and foremost, we are intentionally spendthrift with respect to overhead expenses. In order to improve the timeliness of our financial reporting we are in the process of making modest additions to our accounting team.

2.

Focus Resources on Successful Launch of New Markets: We believe that our best return on capital projects in the near to medium term are our two recently issued retail cannabis licenses in Illinois and our New Jersey retail project.

3.

Remain Operations-Focused in Existing Markets: We believe our core operating ability, both in retail cannabis and craft cultivation, is an under-appreciated asset which we are capitalizing on by entering new markets in capital efficient ways. We also plan to continue to drive operating efficiencies in our existing, more mature markets to hone our battle-tested capabilities and to improve our cash flow generation.

4.

Prudently Evaluate Complementary Opportunities: We remain open to augmenting our platform with capital efficient opportunities that map to our capabilities, particularly within our newer markets. Given the attractiveness of our current projects, we plan to stay patient and only pursue opportunities that we believe meet high return thresholds.”

“I look forward to updating investors on our advances in line with these priorities as the year progresses,” stated Michael Mills, CEO of Body and Mind Inc.

FY 2022 Financial Highlights:

•	Revenues for FY 2022 were $31.6 million, a 17.6 % increase over FY 2021 revenues of $26.9 million.
•	Gross profit of $10.9 million for FY 2022 compared to a gross profit of $12.0 for FY 2021.
•

FY 2022 net operating loss was $3.5 million compared to FY 2021 net operating income $0.6 million. The change in net operating income was primarily impacted by increased business development, license applications, new operation startup and a decrease in flower pricing in Nevada.

•

FY 2022 other expenses totalled $22.1 million in expenses compared to $0.4 million in FY 2021. The largest component of FY 2022 other expenses were asset impairment charges related to the Company’s carrying value of certain goodwill, intangible assets, and right of use assets totalling $20.5 million, including impairments of: (1) $10.0 million of all of the Company’s goodwill related to previous acquisitions; (2) $7.9 million to the carrying value of a Company subsidiary’s Nevada cannabis licenses; and (3) $2.3 million to the right of use assets associated with leased Michigan property related to the Company’s cancelled plans to enter the Michigan cultivation and processing market due to price compression in Michigan.

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•

FY 2022 net loss was $28.2 million (or basic and diluted loss per share of $0.25) compared to a FY 2021 net loss of $2.0 million (or basic and diluted loss per share of $0.02). The large difference is mostly attributable to the asset impairments discussed above.

•	Adjusted EBITDA loss of $1.4 million for FY 2022 vs. Adjusted EBITDA of $3.9 million in FY 2021*.
•	Total Current Assets were $8.0 million, Total Assets were $31.0 million, Total Current Liabilities were $6.6 million and Total Liabilities were $20.9 million at July 31, 2022.

The Company had 146,636,974 common shares outstanding as of January 13, 2023.

For further details, please see the Company’s recent Form 10-K filing on EDGAR at www.sec.gov/edgar/search, and the annual audited financial statements filed on SEDAR at www.sedar.com.

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, gain on settlement, loss on impairment, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net operating income (loss), which was presented above prior to the Adjusted EBITDA figure.

Net Profit/Loss	($28,228,104)
Interest Income	($72,000)
Interest	$1,372,208
Tax	$2,593,165
Depreciation/Amortization	$1,490,516
EBITDA	($22,844,215)

EBITDA	($22,844,215)
Gain on settlement	$460,001
Loss on impairment	$20,517,192
Stock-based compensation	$435,266
Adjusted EBITDA	($1,431,756)

Q1 FY2023 Financial Reporting Update

The Company anticipates filing Q1 FY2023 financials during the week of January 23rd, 2023.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	News Release dated January 18, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: January 18, 2023	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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